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                                                                     EXHIBIT 5.1


                 OPINION OF WALLER LANSDEN DORTCH & DAVIS, PLLC

                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY


                              Nashville City Center
                          511 Union Street, Suite 2100
                             Post Office Box 198966
                         Nashville, Tennessee 37219-8966
Facsimiles                     (615) 244-6380              809 South Main Street
(615) 244-6804                                                    P. O. Box 1035
(615) 244-5686                                           Columbia, TN 38402-1035
                                                                  (615) 388-6031


                                 July 24, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Province Healthcare Company
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         In our capacity as counsel to Province Healthcare Company, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in the form as proposed to be filed by the Company under the Securities Act of 1933, as amended, relating to the registration of 4,500,000 shares of the common stock, par value $.01 per share, of the Company (the "common stock"), pursuant to the terms of the Province Healthcare Company 1997 Long-Term Equity Incentive Plan, as amended and restated, (the "Incentive Plan") and relating to the registration of 562,500 shares of common stock pursuant to the terms of the Province Healthcare Company Employee Stock Purchase Plan, as amended and restated (the "Stock Purchase Plan"). In this regard, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that the 4,500,000 shares of common stock referred to in the Registration Statement, to the extent actually issued pursuant to the Incentive Plan and in the manner and on the terms described in the Incentive Plan, will be duly and validly issued, fully paid and nonassessable shares of the common stock of the Company. We are of the opinion that the 562,500 shares of common stock referred to in the Registration Statement, to the extent actually issued pursuant to the Stock Purchase Plan and in the manner and on the terms described in the Stock Purchase Plan, will be duly and validly issued, fully paid and nonassessable shares of the common stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Waller Lansden Dortch & Davis, PLLC